EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ADGS Advisory, Inc. (the “Company”) on Form 10-K for the period ended August 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 11, 2015	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer
(Principal Executive Officer)

Dated: February 11, 2015	By:	/s/ Tong Wing Shan
Tong Wing Shan
Chief Financial Officer
(Principal Financial Officer)